Exhibit 99.1

CorMedix Reports Second Quarter 2013 Results
Also Reports Board and Officer Appointments

Company to Host Conference Call at 9:00 a.m. EDT, August 15, 2013

Bridgewater, New Jersey, August 14, 2013 (PR Newswire) – CorMedix Inc. (“CorMedix”) (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, announces its financial results for the second quarter ended June 30, 2013. With the receipt in July 2013 of the CE Mark for Neutrolin®, CorMedix is now focused on commercializing Neutrolin in the European Union and rest of world. CorMedix estimates the market potential for Neutrolin to be between $300 - 400 million.

To help guide the company forward in this new commercial phase a number of management and board changes have been made including the appointment to the Board of Directors of Randy Milby, the company’s CEO, the appointment of Gary A. Gelbfish as non-executive Chairman of the Board, the appointment of Dr. Antony E. Pfaffle as Vice-Chairman of the Board and Steven Lefkowitz as interim CFO.  Richard Cohen, Executive Chairman of the Board and Chief Financial Officer, resigned from CorMedix to pursue his other business interests.  “Rich has made significant contributions to CorMedix during his tenure as Executive Chairman of the Board, Acting CEO and CFO.  He spearheaded the initiative to obtain the CE Mark and provided valuable leadership and guidance” said Randy Milby CEO. “I would like to express our appreciation and wish him success as he focuses his efforts on building Chord Advisors, his growing healthcare advisory business.” The company believes that the above appointments will enable the company to advance on the commercial, financial, clinical and regulatory fronts.

CorMedix is in the process of evaluating strategic partnerships and funding opportunities, with a focus on non-dilutive transactions.

Planned Second Half 2013 Milestones:

●	Neutrolin sales in Germany
●	Strategic partnerships for the commercialization of Neutrolin
●	FDA pre-IND meeting for Neutrolin

Financial Results for the Three and Six Months Ended June 30, 2013

The net loss for the three months ended June 30, 2013 was $2.0 million, or $0.15 per diluted share, compared to a net loss of $0.6 million, or $0.05 per diluted share, for the second quarter of 2012. The increase in the net loss was attributable to increased interest expense of $0.7 million due to a non-cash beneficial conversion feature related to the senior convertible notes and warrants issued in September and November 2012, amortization of deferred financing fees and accrued interest related to the 2012 senior convertible notes; increased research and development (“R&D”) of $0.2 million due to expenses related to the CE Mark approval process and launch for Neutrolin in the European Union as well as the non-cash value of the warrants issued to ND Partners, LLC as a result of the amendment to the License and Assignment Agreement with ND Partners, LLC; and general and administrative (“G&A”) expenses of $0.5 million during the second quarter of 2013 compared to the second quarter of 2012, due to non-cash stock-based compensation expense and professional services and filing fees.

The net loss for the six months ended June 30, 2013 was $3.2 million, or $0.28 per diluted share, compared to a net loss of $1.5 million, or $0.13 per diluted share, for the six months ended June 30, 2012.  The increase in net loss was attributable to an increase of interest expense of $1.1 million comprised of a non-cash beneficial conversion feature related to the senior convertible notes and warrants issued in September and November 2012, amortization of deferred financing fees and accrued interest related to the 2012 senior convertible notes and an increase in G&A expenses of $0.6 million attributable to non-cash stock-based compensation expense and professional services and filing fees.

At June 30, 2013, the Company’s cash was $0.2 million, as compared to $0.8 million at December 31, 2012, a decrease attributed to the development of and preparation to launch Neutrolin and general working capital requirements.

Second Half 2013 Financial Highlight

In July 2013, CorMedix received net proceeds of $1.4 million upon the CE Mark approval from a financing of senior secured convertible notes in the aggregate principal amount of $1.5 million and warrants to purchase up to an aggregate of 1.0 million shares of the Company’s common stock, and also received $0.5 million upon the sale of 454,546 shares of its Series B Non-Voting Convertible preferred stock and warrants to purchase up to 227,273 shares of the Company’s common stock.

Conference Call

The conference call may be accessed on August 15, 2013 at 9 am ET by dialing 866-866-1333 for domestic callers and 404-260-1421 for international callers. Please specify to the operator that you would like to join the "CorMedix Second Quarter 2013 Financial Results Call”.  All participants who dial in will need to give the operator the following information:
- First and Last Name
- Company Name
- Caller ID.

CORMEDIX INC.
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012	Cumulative Period from July 28, 2006 (inception) Through June 30, 2013

OPERATING EXPENSES
Research and development	$390,174	$248,190	$655,209	$623,046	$23,998,514
General and administrative	908,736	376,617	1,460,478	912,871	14,236,512
Total Operating Expenses	1,298,910	624,807	2,115,687	1,535,917	38,235,026

LOSS FROM OPERATIONS	(1,298,910)	(624,807)	(2,115,687)	(1,535,917)	(38,235,026)

OTHER INCOME (EXPENSE)
Other income, net	-	-	-	-	420,987
Interest income	105	592	233	1,541	126,540
Foreign currency loss	(904)	-	(904)	-	(904)
Interest expense, including amortization and write-off of deferred financing costs and debt discounts	(661,162)	-	(1,101,565)	-	(12,677,529)
LOSS BEFORE INCOME TAXES	(1,960,871)	(624,215)	(3,217,923)	(1,534,376)	(50,365,932)
State income tax benefit	-	-	-	-	774,775
NET LOSS	(1,960,871)	(624,215)	(3,217,923)	$(1,534,376)	$(49,591,157)
Deemed dividend – beneficial conversion feature	-	-	(180,502)	-	(180,502)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,960,871)	$(624,215)	$(3,398,425)	$(1,534,376)	$(49,771,659)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.15)	$(0.05)	$(0.28)	$(0.13)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	13,048,815	11,408,274	12,329,993	11,408,274

CONDENSED BALANCE SHEET INFORMATION:

	June 30, 2013	*December 31, 2012
	(Unaudited)
Assets:
Cash	$158,405	$835,471
Total Assets	$395,085	$1,153,265

Deficit accumulated during the development stage	$(49,771,659)	$(46,373,234)
Total Stockholders’ Deficit	$(2,193,743)	$(475,376)

*Condensed from audited financial statements

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s most advanced product candidate is CRMD003 (Neutrolin®) for the prevention of catheter-related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: CorMedix’s ability to obtain additional financing to support its research and development and clinical activities and operations; CorMedix's ability to maintain its listing on the NYSE MKT; CorMedix’s ability to successfully launch and commercialize Neutrolin; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Randy Milby
Chief Executive Officer
CorMedix Inc.
908-517-9489